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                                           FOLEY & LARDNER
                                           777 East Wisconsin Avenue, Suite 3800
                                           Milwaukee, Wisconsin  53202-5306
                                           414.271.2400 TEL
                                           414.297.4900  FAX
                                           www.foleylardner.com
                      November 19, 2003
                                           CLIENT/MATTER NUMBER
                                           083697-0153

WPS Resources Corporation
700 North Adams Street
Green Bay, Wisconsin 54307-9001
Ladies and Gentlemen:

                We have acted as counsel for WPS Resources Corporation, a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-104787) (the "Registration Statement"), including the prospectus constituting a part thereof, dated September 8, 2003, and the supplement to the prospectus, dated November 19, 2003 (collectively, the "Prospectus"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement and the Prospectus relate to the issuance and sale of up to 4,025,000 shares (including 525,000 shares that may be issued upon exercise of the underwriters' over-allotment option) of the Company's common stock, $1.00 par value (the "Common Stock"), with attached common stock purchase rights (the "Rights"). The 4,025,000 shares of Common Stock with attached Rights are collectively referred to herein as the "Securities".

                As counsel to the Company, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Company's Restated Articles of Incorporation and By-laws, as amended to date; (c) resolutions of the Company's Board of Directors, the ad hoc Pricing Committee of the Company's Board of Directors and the duly authorized "Pricing Officers" of the Company relating to the authorization of the issuance of the Securities; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In giving our opinions below, we have also relied upon certificates of public officials.

                Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

         1. The Company is a corporation validly existing under the laws of the State of Wisconsin.




BRUSSELS    DETROIT          MILWAUKEE     SAN DIEGO           TAMPA
CHICAGO     JACKSONVILLE     ORLANDO       SAN DIEGO/DEL MAR   WASHINGTON, D.C.
DENVER      LOS ANGELES      SACRAMENTO    SAN FRANCISCO       WEST PALM BEACH
            MADISON                        TALLAHASSEE

WPS Resources Corporation
Page 2


         2. The 4,025,000 shares of Common Stock, when issued and paid for in the manner contemplated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in
Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

         3. The Rights attached to the 4,025,000 shares of Common Stock, when issued pursuant to the terms of the Rights Agreement, dated as of December 12, 1996, as amended, between the Company and American Stock Transfer & Trust Company (as successor to U.S. Bank National Association and Firstar Trust Company), will be validly issued.

                We understand that we may be referred to as counsel who have passed upon the validity of the issuance of the Securities, on behalf of the Company, in the Prospectus, and we hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and to the references to our firm therein.

                                        Very truly yours,

                                        /s/ Foley & Lardner

                                        FOLEY & LARDNER